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                                                                Exhibit 99.2


NEWS RELEASE

THE LACLEDE GROUP
----------------------------------------------------------------------------
                                      720 OLIVE STREET, ST. LOUIS, MO 63101


                                      CONTACT: George L. Csolak
                                               (314) 342-0652

FOR IMMEDIATE RELEASE

THE LACLEDE GROUP ANNOUNCES
SECOND QUARTER AND YEAR-TO-DATE EARNINGS

         ST. LOUIS, MO., April 29, 2004 -- Today, the Laclede Group, Inc. (NYSE: LG) announced earnings for the quarter ended March 31, 2004 were $1.12 per share, compared with $1.14 per share earned during the same period last year. Those earnings were primarily derived from the regulated activities of The Group's largest subsidiary, Laclede Gas Company, Missouri's largest natural gas distribution company.

         Temperatures in the Laclede Gas service area during the quarter were 8% warmer than normal and 10% warmer than the same period last year, resulting in decreased utility sales. However, the impact of the lower sales on earnings was largely mitigated by the utility's rate structure. Additionally, higher operating expenses and decreased net off-system sales and capacity release revenues during the quarter were somewhat offset by a non-operating earnings benefit at the utility related to its interest, as a policyholder, in the sale of a mutual insurance company. The Laclede Group's two other primary subsidiaries -- SM&P Utility Resources, Inc. (SM&P), one of the nation's major underground facilities locating and marking service companies, and Laclede Energy Resources, Inc. (LER), a


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non-regulated natural gas marketing and management service company -- each reported improved results over the same period last year.

         Earnings for the six-month period ended March 31, 2004, were $1.99 per share, compared with $1.93 per share for the same period last year. The improvement is largely due to the impact of the implementation of the 2002 general rate increase, including the weather mitigation rate design, which became fully effective this year, and the non-operating benefit mentioned previously. SM&P and LER also reported increased earnings compared with the same period last year.

         Due to the seasonal nature of The Group's core natural gas utility's business, earnings are typically concentrated in the November through April period, which generally corresponds with the heating season. The utility typically experiences losses during the non-heating season. This seasonal effect on The Laclede Group is expected to be tempered somewhat by earnings from its non-regulated subsidiaries, particularly SM&P, whose operations tend to be counter-seasonal to those of Laclede Gas.

         Note: This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results may be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including weather conditions, governmental and regulatory policy and action, the competitive environment and economic factors. For a more complete description of these uncertainties and risk factors, see the Company's Form 10-Q for the quarter ended December 31, 2003, filed with the Securities and Exchange Commission.





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                                      UNAUDITED

STATEMENTS OF CONSOLIDATED INCOME


THE LACLEDE GROUP, INC.
(Thousands, Except Per Share Amounts)

                                                                     THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                          MARCH 31,                          MARCH 31,
                                                                   ------------------------          -----------------------
                                                                      2004          2003               2004          2003
                                                                      ----          ----               ----          ----
OPERATING REVENUES:
    Regulated
      Gas distribution . . . . . . . . . . . . . . . . . . .       $ 396,898      $ 357,456          $ 658,248     $ 574,621
    Non-Regulated
      Services . . . . . . . . . . . . . . . . . . . . . . .          15,250         17,315             34,798        48,138
      Gas marketing. . . . . . . . . . . . . . . . . . . . .          61,480         45,874            112,463        77,141
      Other. . . . . . . . . . . . . . . . . . . . . . . . .           1,327          1,534              2,083         2,450
                                                                   ---------      ---------          ---------     ---------
                           Total operating revenues                  474,955        422,179            807,592       702,350
                                                                   ---------      ---------          ---------     ---------

OPERATING EXPENSES:
    Regulated
       Natural and propane gas . . . . . . . . . . . . . . .         288,284        247,918            463,559       381,761
       Other operation expenses. . . . . . . . . . . . . . .          32,808         29,663             62,291        60,987
       Maintenance . . . . . . . . . . . . . . . . . . . . .           4,641          4,950              9,070         9,394
       Depreciation and amortization . . . . . . . . . . . .           5,711          5,596             11,369        11,089
       Taxes, other than income taxes. . . . . . . . . . . .          24,897         22,579             39,729        36,707
                                                                   ---------      ---------          ---------     ---------
                  Total regulated operating expenses . . . .         356,341        310,706            586,018       499,938
    Non-Regulated
      Services . . . . . . . . . . . . . . . . . . . . . . .          19,538         23,301             39,849        53,945
      Gas marketing. . . . . . . . . . . . . . . . . . . . .          59,813         44,744            110,101        74,848
      Other. . . . . . . . . . . . . . . . . . . . . . . . .             804          1,106              1,771         2,083
                                                                   ---------      ---------          ---------     ---------
                           Total operating expenses. . . . .         436,496        379,857            737,739       630,814
                                                                   ---------      ---------          ---------     ---------
OPERATING INCOME . . . . . . . . . . . . . . . . . . . . . .          38,459         42,322             69,853        71,536
                                                                   ---------      ---------          ---------     ---------
OTHER INCOME AND (INCOME DEDUCTIONS) - NET . . . . . . . . .           1,905            (25)             3,337         1,042
                                                                   ---------      ---------          ---------     ---------

INTEREST CHARGES:
    Interest on long-term debt . . . . . . . . . . . . . . .           4,815          5,205              9,629        10,410
    Interest on long-term debt to unconsolidated affiliate
       trust . . . . . . . . . . . . . . . . . . . . . . . .             867            867              1,733         1,011
    Other interest charges . . . . . . . . . . . . . . . . .             999            953              2,084         2,302
                                                                   ---------      ---------          ---------     ---------
                           Total interest charges. . . . . .           6,681          7,025             13,446        13,723
                                                                   ---------      ---------          ---------     ---------
INCOME BEFORE INCOME TAXES . . . . . . . . . . . . . . . . .          33,683         35,272             59,744        58,855
INCOME TAX EXPENSE . . . . . . . . . . . . . . . . . . . . .          12,128         13,687             21,582        22,159
                                                                   ---------      ---------          ---------     ---------
NET INCOME. . . . . . . . . . . . . . .. . . . . . . . . . .          21,555         21,585             38,162        36,696
DIVIDENDS ON REDEEMABLE PREFERRED STOCK - LACLEDE GAS. . . .              15             15                 31            31
                                                                   ---------      ---------          ---------     ---------
NET INCOME APPLICABLE TO COMMON STOCK. . . . . . . . . . . .       $  21,540      $  21,570          $  38,131     $  36,665
                                                                   =========      =========          =========     =========


AVERAGE NUMBER OF COMMON SHARES OUTSTANDING. . . . . . . . .          19,167         19,002             19,142        18,981
BASIC EARNINGS PER SHARE OF COMMON STOCK . . . . . . . . . .           $1.12          $1.14              $1.99         $1.93
DILUTED EARNINGS PER SHARE OF COMMON STOCK . . . . . . . . .           $1.12          $1.14              $1.99         $1.93

CERTAIN PRIOR-PERIOD AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO
CURRENT-YEAR PRESENTATION.

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